Exhibit 10.12
EMPLOYMENT AGREEMENT
     This Employment Agreement (this “Agreement”) is entered into as of July 20, 2004 (the “Effective Date”) by and between Next Estate Communications, Inc., a Delaware corporation (the “Company”) and Mark Troughton (“Executive”).
     In consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually covenanted and agreed by and between the parties as follows:
     1. Position and Duties. Executive shall be employed as the Chief Operating Officer and Executive Vice President of Corporate Strategy of the Company, reporting to the Company’s Chief Executive Officer. As Chief Operating Officer, Executive shall be responsible for all aspects of product development, management and delivery, which shall include overseeing the Company’s Product Management, Customer Service, Information Technology, Bank Card, and Loss Management Departments. As Executive Vice President of Corporate Strategy, Executive shall be responsible with other members of Company management for setting the strategic direction of the Company. Executive shall perform Executive’s duties faithfully and to the best of Executive’s ability and shall devote Executive’s full business time and effort to the performance of Executive’s duties hereunder.
     2. Term. This Agreement shall remain in effect from the Effective Date until terminated in accordance with Section 6 hereof.
     3. Compensation. Executive shall receive an aggregate base salary of $225,000 per annum (the “Base Salary”), payable twice per month or at such intervals as is normal for the payment of compensation to the Company’s employees, subject to withholding for applicable federal and state taxes and other withholding obligations. Executive understands and agrees that neither Executive’s job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension by implication or otherwise, of this Agreement.
     4. Bonus. Executive will be eligible to receive a maximum annual bonus of up to 40% of the Base Salary. Executive’s bonus will be based on revenue, margin and other relevant criteria mutually agreed upon between the Company and Executive and shall be payable twice per annum.
     5. Other. During Executive’s employment hereunder, Executive shall be entitled to receive the following benefits from the Company:
          (a) Any benefits under any employee benefit plan or other arrangement including, but not limited to, any medical, dental, retirement, disability, life insurance, sick leave plans or arrangements made available by the Company to its employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans or arrangements.
          (b) Three (3) weeks of vacation time per year, which is an exception to the Company’s standard vacation leave policy.

          (c) Company sponsorship of Executive’s application for a Green Card.
     6. Termination/Severance.
          (a) The Company may terminate Executive’s employment hereunder with or without Cause (as defined below). If Executive’s employment is terminated with Cause, the Company shall promptly pay to the Executive the unpaid base salary in effect at the time of Executive’s termination with Cause, prorated through the date Executive is terminated, and Executive shall be entitled to no other compensation. For purposes of this Agreement, “Cause” shall mean (i) the unauthorized use or disclosure of the confidential information or trade secrets of the Company, which use or disclosure causes material harm to the Company, (ii) conviction of, or a plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state thereof, (iii) gross negligence or (iv) continued failure to perform assigned duties after receiving written notification from the Chief Executive Officer or the Board of Directors.
          (b) If the Company terminates Executive’s employment without Cause (as defined above), or if Executive resigns his employment with the Company for Good Reason (as defined below), the Company agrees to pay Executive an amount equal to the lesser of (i) the Base Salary in effect at the time of Executive’s termination for the remainder of the term of this Agreement or (ii) six months of the Base Salary in effect at the time of Executive’s termination. For purposes of this Agreement, “Good Reason” shall mean a material diminution in the pay or duties of Executive.
          (c) Executive may terminate his employment hereunder without Good Reason with prior written notice of at least 180 days. The Company shall pay to the Executive, upon Executive’s termination without Good Reason, the unpaid Base Salary in effect at the time of such termination, prorated through the date of Executive’s termination without Good Reason.
     7. Notice. Any notice required or permitted to be delivered under this Agreement shall be in writing and shall be deemed received (i) the business day following electronic verification of receipt by the receiving machine, if sent by telecopy, provided an additional copy is sent by First Class mail as provided herein, (ii) upon personal delivery to the party to whom the notice is directed, if sent by a reputable messenger service, (iii) the business day following deposit with a reputable overnight courier, or (iv) five days after deposit in the U.S. mail, First Class with postage prepaid, addressed to the party to be notified at such party’s address as set forth on the signature page hereto or as subsequently modified by written notice.
     8. Arbitration.
          (a) Except as provided in Section 8(c) below, the parties hereto agree that any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be resolved: (1) by non-binding mediation, and if mediation is unsuccessful, (2) by final and binding arbitration, unless otherwise required by law, to be held in Los Angeles, California under the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (the “AAA”) as then in effect. There shall be a single arbitrator agreed upon mutually by the parties; but if they cannot agree upon the selection within thirty (30) days after demand for arbitration is given by one party to the other, an arbitrator having reasonable experience in employment dispute resolution matters shall be selected in accordance with the applicable rules of the AAA. Subject to Section 16, each party shall pay an equal share of the fees and expenses of any person serving as an arbitrator, and each party shall pay its own attorneys, witnesses and all other costs. The arbitrator(s) may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator(s) shall be final, conclusive and binding on the parties to the arbitration, and judgment may be entered on the decision of the arbitrator(s) in any court having jurisdiction. Subject to the foregoing, the arbitrator shall have the power to determine if any issue is arbitratable under this Agreement.
          (b) The arbitrator(s) shall apply California law to the merits of any dispute or claim, without reference to rules of conflicts of law.
          (c) Notwithstanding anything to the contrary contained herein, the parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without abridgement of the powers of the arbitrator.
          (d) EXECUTIVE HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO NON-BINDING MEDIATION, AND IF MEDIATION IS UNSUCCESSFUL, TO BINDING ARBITRATION, UNLESS OTHERWISE REQUIRED BY LAW, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE’S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO EXECUTIVE’S RELATIONSHIP WITH THE COMPANY, INCLUDING, BUT NOT LIMITED TO, CLAIMS OF HARASSMENT, DISCRIMINATION, WRONGFUL TERMINATION AND ANY STATUTORY CLAIMS.
     9. Severability. The invalidity or unenforceability of any provision of this Agreement, or any terms hereof, shall not affect the validity or enforceability of any other provision or term of this Agreement.
     10. Integration. This Agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral, including, but nit limited to, that certain letter agreement dated April 21, 2003 by and between Executive and the Company. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.
     11. Governing Law. This Agreement shall be governed by and construed in accordance with the internal substantive laws, but not the choice of law rules, of the state of California.

     12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one and the same instrument.
     13. Assignment. This Agreement may not be assigned by Executive without the written consent of the Company. This Agreement shall be binding on the heirs, executors, administrators, personal representatives, successors and assigns of Executive and the Company. For all purposes under this Agreement, the term “Company” shall include any successor to the Company’s business and/or assets that assumes the obligations of the Company under this Agreement or which becomes bound by the terms of this Agreement by operation of law.
     14. Amendments. This Agreement may not be amended or altered except by a written instrument duly executed by each of the parties hereto.
     15. Right to Advice of Counsel. Executive acknowledges that he has had the right to consult with counsel and is fully aware of Executive’s rights and obligations under this Agreement.
     16. Attorney’s Fees and Costs. If any party to this Agreement brings any action, arbitration or other proceeding at law or in equity, to enforce this Agreement or on account of any breach of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party the reasonable attorney’s fees and costs of the prevailing party in such action.
     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

NEXT ESTATE COMMUNICATIONS, INC.,		EXECUTIVE:
a Delaware corporation

By:	/s/ Steven W. Streit	/s/ Mark Troughton

	Steven W. Streit, CEO	Mark Troughton

1333 S. Mayflower Ave., 2nd Floor		1420 Belleau Road
Monrovia, California 91016		Glendale, California 91206
(626) 775-3704 (FAX)

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